LETTER OF INTENT

THIS LETTER OF INTENT is dated as of the 21th day of July, 2009.

BETWEEN:

Epod Solar Inc. Formally (Allora Minerals Inc), a corporation duly formed under the laws of the state of Nevada with its principal office at:

(hereinafter "Epod")

On the First part

AND:

OPTISOLAR TECHNOLOGIES INC.
a corporation duly formed under the laws of the State of Delaware with its principal office at

(hereinafter called "OPTI")

On the Second part

(Hereinafter Collectively called the "Parties")

This exclusive binding letter of intent ("Binding LOI") is entered into by and between the Parties and sets out the basis for the acquisition of 100% of all of the Assets of Optisolar Technologies Inc., ("Opti "), by Epod Solar Inc. under the following terms and conditions;

1. Epod shall acquire 100% of the Opti Assets for a purchase price equal to $260,000,000 to be paid in shares of common stock of Epod at a price of $21.66 per shares for a total of twelve million, three Thousand and Six hundred ninety Four. (12003694) shares of common stock of Epod ("Payment Shares") (the "Acquisition").

2. The Parties agree and undertake to enter into a mutually agreeable definitive share purchase agreement and any other documents necessary for the Acquisition ("Acquisition Documents"), within 30 (thirty days) of the signing of this Binding LOI, or as soon as practicable thereafter.

3. In the event that Acquisition Documents are not entered into by the Parties within 120 (one hundred and twenty) days from the signing of this Binding LOI, then this Binding LOI shall become null and void.

4. Opti undertakes and guarantees not to enter into, engage in, nor entertain to enter into any change of control transactions independently, with other third parties at any time during the term of this Binding LOI.

5. The Parties warrant that each has obtained all requisite approvals and that each has the authority to enter into this Binding LOI.

6. This Binding LOI shall be binding on the Parties as of the date of signature hereof.

7. This Binding LOI shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada. The Parties hereby agree to submit the resolution of any disputes or controversies relating hereto to the Courts of the State of Nevada.

IN WITNESS WHEREOF the parties hereto have executed this Binding Letter of Intent as of the day and year first above written.

EPOD SOLAR INC.
By Its Authorized Signatory:

[signature]
Signature of Authorized Signatory

____
Name of Authorized Signatory

CEO
Title of Authorized Signatory

OPTISOLAR TECHNOLOGIES INC.
By Its Authorized Signatory:

[signature]
Signature of Authorized Signatory

SATPAL SIDHU
Name of Authorized Signatory

Secretary / Treasurer
Title of Authorized Signatory